UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2008

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 22, 2008, i2 Technologies, Inc. (the “Company”) issued a press release announcing that, after a review of several qualified candidates, the Nominating and Governance Committee of the Board of Directors had recommended three individuals, Lloyd G. Waterhouse, J. Coley Clark and Richard L. Hunter, for election to the Company’s Board of Directors at the Company’s 2008 Annual Meeting of Stockholders. The full Board of Directors adopted the recommendations of the Nominating and Governance Committee during a meeting of the Board of Directors held on February 21, 2008. These nominees are expected to be included in the Company’s Proxy Statement for its 2008 Annual Meeting of Stockholders.

As previously reported by the Company, on January 2, 2008, each of Harvey B. Cash and Michael E. McGrath, current directors of the Company, notified the Company that they would not stand for re-election at the Company’s 2008 Annual Meeting of Stockholders and that their respective service on the Board of Directors would terminate as of immediately prior to the Annual Meeting.

The Company’s press release dated February 22, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2008	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry

Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer